Exhibit 99.1

Media Contact:	Investor Contact:	Note: ORBZ analyst call
Maryellen Thielen	Frank Petito	today at 4 p.m. Central time
312/894-4815	312/894-4830	at http://ir.orbitz.com
mthielen@orbitz.com	fpetito@orbitz.com

Orbitz Reports Preliminary Second Quarter 2004 Financial Results

Expects Diluted EPS of 21-23 Cents, Exceeding Guidance of 8-15 Cents

Expects Revenues of $74-$75 Million, Below Prior Guidance of $77-$80 Million

Lowers Guidance for Full Year 2004

Chicago, July 21, 2004 – Orbitz, Inc. (Nasdaq:  ORBZ) today released preliminary financial results for the second quarter of 2004 and amended its guidance for the full year 2004.

The company expects earnings for the quarter ended June 30, 2004 to exceed its previous guidance.  Orbitz now expects to report pre-tax income of $9 million to $10 million, or 21-23 cents per diluted share, compared with its previous guidance of $3.6 million to $6.6 million, or 8-15 cents per diluted share.  Excluding stock-based compensation charges of approximately $1.4 million related to an April 2002 restructuring of its outstanding stock options(1) and a tax-related expense of about $700,000 to $1.3 million due to a tax-sharing agreement with Class B shareholders,(2) Orbitz expects adjusted pre-tax income of $11 million to $12 million and adjusted pre-tax diluted earnings per share of 26-29 cents.  The previous guidance was adjusted pre-tax income of $5 million to $8 million, or 11-18 cents per diluted share.

Orbitz expects second quarter 2004 revenues of $74 million to $75 million, compared with its previous guidance of $77 million to $80 million.  Second quarter revenues and full-year expectations have been affected by a slower ramp-up of the Orbitz Merchant Hotel program and a more competitive marketing environment, which affected hotel and air revenues.  While specific initiatives are under way to generate improvements, management expects these factors to influence the remainder of this year.

President and Chief Executive OfficerJeff Katz said, “Orbitz achieved another quarter of solid profitability and its seventh consecutive quarter of positive cash flow from operations.  We’ve built a leading online travel business which has demonstrated compelling growth since Orbitz’ launch three years ago.  While growth for the balance of 2004 is not what we originally forecast, we expect that the initiatives we’ve implemented to accelerate sales of our higher-margin offerings, such as Orbitz Merchant Hotel and dynamic packaging, will help Orbitz get back on a strong growth track.”

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For the second quarter of 2004, Orbitz expects to report gross travel bookings of about $1.05 billion, a 21 percent increase from $865.7 million for the second quarter of 2003.

Full-Year 2004 Guidance

Orbitz has revised its full-year 2004 guidance as follows:

•                  Revenues of $295 million to $305 million, compared with its previous guidance of $320 million to $340 million.

•                  Adjusted pre-tax income of $35 million to $40 million; adjusted pre-tax diluted earnings per share of 80-91 cents.  This compares with Orbitz’ previous guidance of $50 million to $60 million, or $1.14 to $1.36 per diluted share.  These figures exclude stock-based compensation charges of approximately $5.6 million related to the April 2002 restructuring of outstanding stock options and $4 million to $5 million attributable to tax-sharing expenses.

•                  As previously reported, Orbitz expects weighted average 2004 diluted shares outstanding of approximately 44 million, including outstanding options calculated via the treasury method and treating convertible preferred stock on an as-converted basis.  The company does not expect to pay taxes in 2004, but will record a tax-related expense as part of its tax-sharing agreement with its Class B shareholders.

Orbitz will hold a webcast and conference call today at 5 p.m. Eastern time (4 p.m. Central time) to discuss the preliminary second quarter 2004 results.  The call is accessible via http://ir.orbitz.com or via (800) 818-5264 in the United States and (913) 981-4910 if dialing from outside the United States.  Orbitz plans to report final second quarter results before market open on Wednesday, Aug. 4.  Second quarter results are subject to the completion of customary quarterly review procedures.

About Orbitz

Orbitz is a leading online travel company that enables travelers to search for and purchase a broad array of travel products, including airline tickets, lodging, rental cars, cruises and vacation packages.  Since launching its website to the general public in June 2001, Orbitz has become the third largest online travel site based on gross travel bookings.  On www.orbitz.com, consumers can search more than 455 airlines, as well as rates at over 65,000 lodging properties and at 23 car rental companies.  Orbitz, Inc. became a publicly traded company on Dec. 17, 2003, when its shares were listed on the Nasdaq National Market under the ticker symbol ORBZ.  For more information on the company, visit www.orbitz.com.

Statements in this press release regarding Orbitz that are not historical facts are forward-looking statements and are subject to risks, assumptions and uncertainties that could cause such statements to differ materially from actual future events or results.  Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause Orbitz’ actual results to differ materially from those described in a forward-looking statement: Orbitz’ ability to retain and attract customers on a cost-effective basis; increasing competition from existing or new competitors; relationships with Orbitz’ controlling stockholders and with other travel suppliers; limitations that could affect the expansion of our Supplier Link business; risks relating to our ability to expand our business generally; specific risks that could affect our ability to achieve growth plans for portions of our business, such as hotels; rapid technological change affecting our industry; technical and operational issues, such as journey control restrictions, that result from changes in travel suppliers’ distribution methodologies that could affect our results; risks associated with litigation or government regulation; declines, disruptions or events affecting the travel industry; potential fluctuations in our quarterly and annual results.  This list is intended to identify only certain of the principal factors that could cause actual results to differ.  Readers are referred to the reports and documents filed from time to time by Orbitz with the Securities and Exchange Commission for a discussion of these and other important risk factors.  Readers are cautioned not to place undue reliance on forward-looking statements, which are made as of the date of this press release.  Orbitz undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or any other reason.

(1)          A total of $1.4 million of Orbitz’ stock-based compensation charges in the second quarter of 2004 related to an April 2002 restructuring of then-outstanding stock options.  This restructuring triggered a non-cash stock-based compensation charge of $33.5 million, of which $29.3 million has been recorded to date.  The remaining amount will be triggered as the options vest in 2004, 2005 and 2006.  Because the restructuring event that triggered the charge is unusual and non-recurring, management believes that excluding the resulting non-cash stock-based compensation charge is more representative of the company’s performance.

(2)          Under the terms of a tax-sharing agreement in connection with a restructuring to facilitate Orbitz’ initial public offering in December 2003, Orbitz agreed to pay to its founder airlines 87 percent of the amount of any tax benefit Orbitz realizes as a result of deductions that are attributable to the restructuring.  Such payments will be included as other expense on Orbitz’ income statements.  Management believes that excluding this charge from an analysis of pre-tax net income is more representative of Orbitz’ performance, because without the tax-sharing agreement, such amounts would be reflected as income tax expense on Orbitz’ income statements and therefore, would ordinarily be excluded from pre-tax net income.

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